Exhibit 23




                     INDEPENDENT AUDITORS' CONSENT




Board of Directors and Shareholders
Photronics, Inc.
Jupiter, Florida




     We consent to the incorporation by reference in Registration Statements Nos. 333-02245, 333-50809, 33-17530, 33-28118, 33-47446 and 33-78102 of
Photronics,Inc. on Form S-8 of our report dated December 6, 1999, except as to Footnote 15, as to which the date is January 10, 2000, appearing in this Annual Report on Form 10-K of Photronics, Inc. for the year ended
October 31, 1999.




DELOITTE & TOUCHE LLP
Hartford, Connecticut
January 20, 2000